CODE OF ETHICS
                                           The J.P. Morgan Family of Funds


1.  Purposes

         This Code of Ethics (the "Code") has been adopted by the Trustees of the funds listed on Schedule A hereto (each, a "Portfolio"), in accordance with Rule 17j-1(c) promulgated under the Investment Company Act of 1940, as amended (the "Act"). Rule 17j-1 under the Act generally proscribes fraudulent or manipulative practices with respect to purchases or sales of Securities Held or to be Acquired by investment companies, if effected by associated persons of such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act and Rule 17j-1 designed to give effect to the general prohibitions set forth in Rule 17j-1(b) as follows:
                  It is unlawful for any affiliated person of or principal underwriter for a fund, or any affiliated person of an investment adviser of or principal underwriter for a fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by such fund --

         (a)      To employ any device, scheme or artifice to defraud the fund;

         (b) To make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

         (c) To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit on the fund; or

         (d) To engage in any manipulative practice with respect to the fund.

2.       Definitions

(a) "Access Person" means any Trustee, officer or Advisory Person of the Portfolio.

(b)      Adviser shall mean J.P. Morgan Investment Management, Inc.

(c) "Advisory Person" of a Portfolio means: (i) any employee of the Portfolio (or any company in a control relationship to the Portfolio) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Portfolio, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Portfolio who obtains information concerning recommendations made to the Portfolio with regard to the purchase or sale of Covered Securities by the Portfolio.

(d) "Beneficial Ownership" shall be interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2)in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder (see Annex A). Any report required by Section 5(a) of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Security to which the report relates.

(e)      "Covered Security" shall have the meaning set forth in
Section 2(a)(36) of the Act, except that it shall not include shares of open-end funds, direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

(f) "Control" has the same meaning as in Section 2(a)(9) of the Act.

(g) "Disinterested Trustee" means a Trustee of the Portfolio who is not an "interested person" of the Portfolio within the meaning of
Section 2(a)(19) of the Act.

(h) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

(i) "Investment Personnel" means (i) any employee of the Portfolio (or of any company in a control relationship to the Portfolio) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Portfolio; and (ii) any natural person who controls the Portfolio and who obtains information concerning recommendations made to the Portfolio regarding the purchase or sale of securities by the Portfolio.

(j) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section
4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

(k) "Purchase or Sale of a Covered Security" includes, inter alia, the writing of an option to purchase or sell a Covered Security.

(l) "Security Held or to be Acquired" by a Portfolio means: (i) any Covered Security which, within the most recent 15 days, is or has been held by the Portfolio or is being or has been considered by the Portfolio or its adviser for purchase by the Portfolio; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in
Section 2(k)(i) of this Code.

3.       Prohibited Purchases and Sales

         (a) No Access Person shall purchase or sell directly or indirectly any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale:

         (i)      is being considered for purchase or sale by the Portfolio; or

         (ii) is being purchased or sold by the Portfolio.

         (b) No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Portfolio) any information regarding Covered Securities transactions by the Portfolio or consideration by the Portfolio or its adviser of any such Covered Securities transactions.

         (c) No Access Person shall recommend any Covered Securities transaction by the Portfolio without having disclosed his or her interest, if any, in such Covered Securities or the issuer thereof, including without limitation (i) his or her direct or indirect Beneficial Ownership of any Covered Securities of such issuer, (ii) any contemplated transaction by such person in such Covered Securities (iii) any position with such issuer or its affiliates and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; provided, however, that in the event the interest of such Access Person in such Covered Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Covered Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Portfolio or on the market for the Covered Securities generally, such Access Person shall not be required to disclose his or her interest in the Covered Securities or issuer thereof in connection with any such recommendation.

         (d) No Investment Personnel shall purchase any Covered Security which is part of an Initial Public Offering or a Limited Offering.

4.        Exempted Transactions

         The prohibitions of Section 3 of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases or sales of Covered Securities which are not eligible for purchase or sale by the Portfolio.

         (c) Purchases or sales which are non-volitional on the part of either the Access Person or the Portfolio.

         (d) Purchases which are part of an automatic dividend reinvestment plan.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Covered Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (f) Purchases or sales which are only remotely potentially harmful to the Portfolio because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the Covered Securities to be purchased, sold or held by the Portfolio.

5.       Reporting Requirements

(a) Every Access Person must report to the Adviser's compliance department in accordance with Section 5(d) of this Code:

                  (i)Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:
                  (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (B) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (C) the date that the report is submitted by the Access Person.

                  (ii)Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership: (A) the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and principal amount of each Covered Security involved; (B) the nature of the transaction; (C) the price of the Covered Security at which the transaction was effected; (D) the name of the broker, dealer or bank with or through which the transaction was effected; and (E) the date that the report is submitted by the Access Person.

                  (iii)New   Account   Report.   With  respect  to  any  account
                  established   by  the  Access  Person  in  which  any  Covered
                  Securities were held during the calendar quarter for the direct or indirect benefit of the Access Person: (A) the name of the broker, dealer or bank with whom the Access Person established the account; (B) the date the account was established; and (C) the date that the report is submitted by the Access Person. Such report shall be filed no later than 10 days after the end of each calendar quarter.

                  (iv)Annual Holdings Report. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted): (A) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (B) the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Covered Securities are held for the direct or indirect benefit of the Access Person: and (C) the date that the report is submitted by the Access Person.

(b)      Exceptions from the Reporting Requirements.

                  (i) Notwithstanding the provisions of Section 5(a), no Access Person shall be required to make:

                        A. a report with  respect to  transactions  effected for
                           any account over which such person does not have any direct or indirect influence or control;

                           B. to make a Quarterly Transaction or New Account Report under Section 5(a)(ii) or (iii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person no later than 10 days after the calendar quarter end, if all of the information required by Sections 5(a)(ii) or
                           (ii), as the case may be, is contained in the broker trade confirmations or account statements, or in the records of the Adviser.

(ii) a Disinterested Trustee who would be required to make a report solely by reason of being a Trustee need not make:

                           A. an initial holdings report and annual holdings
                              reports; and
                           B. quarterly transaction and new account reports, since the Trustees generally have no involvement in the security selection process. Such reports need to be filed only if a Trustee, at the time of that transaction, knew, or in the ordinary course of fulfilling his or her official duties as a Trustee of the Portfolio, should have known, that during the 15-day period immediately before or after the date of the Trustee's transaction in a Covered Security, such Covered Security is or was purchased or sold by the Portfolio or was being considered for purchase or sale by the Portfolio or the Adviser.

(c) Each Access Person shall promptly report any transaction which is, or might appear to be, in violation of this Code. Such report shall contain the information required in quarterly transaction reports filed pursuant to Section 5(a)(ii).

     (d) All reports prepared pursuant to this Section 5 shall be filed with the person designated by the Adviser's compliance department to review these materials.

(e) The Adviser's compliance department will identify all Access Persons who are required to file reports pursuant to this
                  Section 5 and will inform them of their reporting obligation.


6.       Recordkeeping Requirements
         The Adviser will, on behalf of each Portfolio, maintain at its principal place of business maintain records in the manner and extent set out in this Section of this Code and will make available to the Securities and Exchange Commission (SEC) at any time and from time to time for reasonable, periodic, special or other examination:

(a) A copy of each code of ethics of the Adviser, distributor and the Portfolios that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;
(b) A record of any violation of this Code, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;
(c) A copy of each report made by an Access Person as required by Section 5(a) of this Code, including any information provided in lieu of a quarterly transaction report, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place.
(d) A record of all persons, currently or within the past five years, who are or were required to make reports as Access Persons or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place.
(e) A copy of each report required by Section 7(b) of this Code must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.
(f) The Portfolio must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of any Covered Security that is part of an Initial Public Offering or a Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.



7.       Fiduciary Duties of the Portfolio's Board of Trustees

     a. Each Portfolio's Trustees, including a majority of Disinterested Trustees, must approve the code of ethics of the Portfolio, the Adviser and distributor and any material change to these codes. The Board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Act as described in
Section 1. Before approving the codes of the Adviser, distributor and the Portfolios, each Portfolio's Board must receive certification from the Adviser, distributor and the Portfolios that each has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics. The Portfolio's Board must approve the codes of the Adviser and the distributor before initially retaining the services of the Adviser or distributor. The Portfolio's Board must approve a material change to a code not later than six months after adoption of the material change. The Adviser, distributor and the Portfolios must each use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

b. No less frequently than annually, the Adviser, distributor, and the Portfolios must furnish to the Portfolio's Board a written report that:

1. Describes any issues arising under the code of ethics or procedures since the last report to the Board, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and
2. Certifies that the Adviser, the distributor, and the Portfolios have adopted procedures reasonably necessary to prevent Access Persons from violating the code.


8.       Sanctions

         Upon discovering a violation of this Code, the Trustees of the Portfolio may impose such sanctions as they deem appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator.

Annex A

                  The term "beneficial owner" shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities, subject to the following:

(i) The term "pecuniary interest" in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii) The term "indirect pecuniary interest" in any class of securities shall include, but not be limited to:

(A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted;

(B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of: (1) the general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or (2) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;

(C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where (1) the performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and (2) securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

(D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

(E)      A person's interest in the securities held by a trust, as follows:

                           (1) Trustees. If a trustee has a pecuniary interest, as provided above, in any holding or transaction in the issuer's securities held by the trust, such holding or transaction shall be attributed to the trustee in the trustee's individual capacity, as well as on behalf of the trust. With respect to performance fees and holdings of the trustee's immediate family, trustees shall be deemed to have a pecuniary interest in the trust holdings and transactions in the following circumstances: (i) a performance fee is received that does not meet the proviso of paragraph (ii)(C) above; or (ii)at least one beneficiary of the trust is a member of the trustee's immediate family. The pecuniary interest of the immediate family member(s) shall be attributed to the trustee;

                           (2) Beneficiaries. A beneficiary shall have or share reporting obligations with respect to transactions in the issuer's securities held by the trust, if the beneficiary is a beneficial owner of the securities, as follows:
                                    (aa)    If a beneficiary  shares  investment
                                            control   with  the   trustee   with
                                            respect to a trust transaction,  the
                                            transaction  shall be  attributed to
                                            both the beneficiary and the trust;
                                    (bb)    If  a  beneficiary   has  investment
                                            control  with  respect  to  a  trust
                                            transaction   without   consultation
                                            with the  trustee,  the  transaction
                                            shall   be    attributed    to   the
                                            beneficiary only; and
                                    (cc)    In making a determination as to
                                            whether a beneficiary is the
                                            beneficial  owner
                                            of  the  securities,   beneficiaries
                                            shall be deemed to have a  pecuniary
                                            interest in the issuer's  securities
                                            held by the  trust to the  extent of
                                            their pro rata interest in the trust
                                            where the trustee  does not exercise
                                            exclusive investment control.

                           (3) Settlors.If a settlor reserves the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed  to the settlor  instead
                                    of the trust; provided, however, that if the
                                    settlor   does   not   exercise   or   share
                                    investment   control   over   the   issuer's
                                    securities  held  by the  trust,  the  trust
                                    holdings   and    transactions    shall   be
                                    attributed to the trust instead of the settlor; and

(F) A person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.


(iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.







                                 CODE OF ETHICS


                                                     Schedule A

Portfolio                                                         Adoption Date

The Federal Money Market Portfolio                                     1/27/00

The Prime Money Market Portfolio                                       1/27/00

The Tax Exempt Money Market Portfolio                                  1/27/00

The Short Term Bond Portfolio                                          1/27/00

The U.S. Fixed Income Portfolio                                        1/27/00

The Tax Exempt Bond Portfolio                                          1/27/00

The U.S. Equity Portfolio                                              1/27/00

The U.S. Small Company Portfolio                                       1/27/00

The International Equity Portfolio                                     1/27/00

The Diversified Portfolio                                              1/27/00

The Emerging Markets Equity Portfolio                                  1/27/00

The New York Tax Exempt Bond Portfolio                                 1/27/00

The European Equity Portfolio                                          1/27/00

The Disciplined Equity Portfolio                                       1/27/00

The International Opportunities Portfolio                              1/27/00

J.P. Morgan Tax Aware U.S. Equity Fund                                 1/27/00

J.P. Morgan Tax Aware Disciplined Equity Fund                          1/27/00

J.P. Morgan California Bond Fund                                       1/27/00

The Emerging Markets Debt Portfolio                                    1/27/00

The U.S. Small Companies Portfolio                                     1/27/00

The Global Strategic Income Portfolio                                  1/27/00

The Treasury Money Market Portfolio                                    1/27/00

J.P. Morgan Global 50 Fund                                             1/27/00

J.P. Morgan U.S. Market Neutral Fund                                   1/27/00

J.P. Morgan U.S. Large Cap Growth Fund                                 1/27/00

J.P. Morgan SmartIndex Fund                                            1/27/00

J.P. Morgan Tax Aware Enhanced Income Fund                             1/27/00

J.P. Morgan Enhanced Income Fund                                       4/06/00

J.P. Morgan Global HealthTech Equity Fund                              6/12/00

J.P. Morgan Global Technology, Media and Telecom. Fund                 6/12/00